SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 _______________


                Date of Report (Date of earliest event reported):

                                 August 17, 1998



                         REALTY INFORMATION GROUP, INC.


                                    Delaware
         (State or other jurisdiction of incorporation or organization)



                                     0-24531
                             (Commission File No. )

                                   52-2091509
                                (I.R.S. Employer
                               Identification No.)


                              7475 Wisconsin Avenue
                               Bethesda, Maryland
                    (Address of principal executive offices)

                                      20814
                                   (Zip Code)

       Registrant's telephone number, including area code:  (301) 215-8300

INFORMATION  INCLUDED  IN  THIS  REPORT

Item  5.  Other  Events

     On August 14, 1998, the Registrant acquired Houston-based commercial real estate information provider, C Data Services, Inc. d/b/a Core Data Services, a Texas corporation ("Core"). The acquisition of Core adds Houston, the nations 9th largest commercial real estate market, to the Registrant's expanding national coverage. With this acquisition, the Registrant currently operates in 8 of the nation's top 10 commercial real estate markets.

     Core was acquired in a transaction in which the former stockholders of Core received 93,530 shares of the Registrant and approximately $9,000 in cash. The transaction was structured as a reverse subsidiary merger in which a newly formed subsidiary of the Registrant was merged with and into Core and was effective on August 17, 1998 upon filing of Articles of Merger with the Secretary of State of the State of Texas. The consideration paid was determined based on the closing price of the common stock of the Registrant on the five days preceding August 14, 1998 and is intended to represent a value of approximately $878,000.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  August  26,  1998.


                    REALTY  INFORMATION  GROUP,  INC.


                    By:  /s/   Frank  A.  Carchedi
                       -------------------------------
                         Frank  A.  Carchedi, Chief Financial Officer